Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275171) and Form S-8 (Nos. 333-276486, 333-274036, 333-264691, 333-256061, 333-239075, 333-230501, 333-228264, 333-224109 and 333-212215) of Cartesian Therapeutics, Inc. (formerly known as Selecta Biosciences, Inc.) of our report dated January 23, 2024, relating to the financial statements of Cartesian Therapeutics, Inc., which appears in this Form 8-K/A.

/s/ BDO USA, P.C.
Potomac, Maryland

January 23, 2024